UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 7, 2010

TRANSATLANTIC PETROLEUM LTD.

(Exact name of registrant as specified in its charter)

Bermuda	000-31643	None
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5910 N. Central Expressway, Suite 1755 Dallas, Texas	75206
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (214) 220-4323

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 7, 2010, the Board of Directors of TransAtlantic Petroleum Ltd. (the “Company”) appointed Gary T. Mize to the position of Vice President and Chief Operating Officer. From 1994 through November 2009, Mr. Mize, age 57, served as Executive Vice President of Manti Exploration Company, where he was responsible for coordination of all acquisition, exploration, financial, and operational activities. Prior to joining Manti Exploration Company, Mr. Mize was employed by Exxon from 1974 to 1994. At Exxon, Mr. Mize held numerous management positions including Operations Manager – Southeastern Division, Technical Manager – East Texas Division and Planning Manager – Natural Gas Department.

As the Company’s Chief Operating Officer, Mr. Mize will receive a $250,000 base annual salary and a stipend of $5,000 per month for housing in Istanbul, Turkey. The Board of Directors granted Mr. Mize, effective as of January 15, 2010, 75,000 restricted stock units (“RSUs”) under the TransAtlantic Petroleum Corp. 2009 Long Term Incentive Plan. The RSUs are subject to a three year vesting schedule commencing on January 15, 2011. Mr. Mize will also receive an annual award of RSUs valued at $250,000. Mr. Mize will also be eligible to participate in the Company’s 401(k), medical, dental and vision plans. In addition, Mr. Mize is entitled to participate in the TransAtlantic Petroleum Corp. 2009 Long-Term Incentive Plan.

A press release announcing Mr. Mize’s appointment as Chief Operating Officer is attached hereto as Exhibit 99.1.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description of Exhibit

99.1	Press release dated January 8, 2010 issued by TransAtlantic Petroleum Ltd.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 13, 2010

TRANSATLANTIC PETROLEUM LTD.

	By:	/S/ JEFFREY S. MECOM
Jeffrey S. Mecom
Vice President and Corporate Secretary

EXHIBIT INDEX

Exhibit No.	Description of Exhibit

99.1	Press release dated January 8, 2010 issued by TransAtlantic Petroleum Ltd.

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